UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2023

Infinity Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Massachusetts Avenue, Floor 4, Cambridge, MA	02138
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 453-1000
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	INFI	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.03.     Bankruptcy or Receivership
On September 29, 2023, after considering all strategic alternatives, Infinity Pharmaceuticals, Inc. (the “Company”) filed a voluntary petition for relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”). The bankruptcy case is being administered under the caption In re Infinity Pharmaceuticals, Inc., et al (Case No. 23-11640).
In connection with this Chapter 11 filing, the Company has engaged Sonoran Capital Advisors, LLC, to provide services to the Company in connection with its Chapter 11 case. The Company intends to continue to operate its business at a reduced level as a “debtor-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Code and orders of the Court.
In connection with the Chapter 11 filing, the Company has engaged SSG Advisors, LLC, in connection with any restructuring transaction or asset sale transaction arising under the Chapter 11 case. Any sale of assets, including a potential sale of eganelisib, would be subject to review and approval of the Court, compliance with agreed upon and Court-approved bidding procedures allowing for the submission of higher and better offers, and other agreed-upon conditions.
The Company currently expects that the Chapter 11 filing will result in, among other things, the cancellation or extinguishment of all outstanding shares of the Company’s capital stock without any payment or other distribution on account of those shares.
Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 28, 2023 and following approval by the Board of Directors (the “Board”) of the Company of the Chapter 11 filing and related actions, Adelene Perkins resigned from the Board effective immediately. At the time of her resignation, Ms. Perkins was the Chair of the Board. Ms. Perkins’ resignation is not the result of any disagreement with the Company regarding the Company’s operations, policies or practices.

*****
Cautionary Information Regarding Trading in the Company’s Securities
The Company’s security holders are cautioned that trading in the Company’s securities during the pendency of the Chapter 11 case is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Chapter 11 case. As noted above, the Company currently expects that the Chapter 11 filing will result in, among other things, the cancellation or extinguishment of all outstanding shares of the Company’s capital stock without any payment or other distribution on account of those shares. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements concerning the outcome of the Company’s Chapter 11 filing. Any forward-looking statements in this Current Report on Form 8-K are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Additional risks and uncertainties include, but are not limited to: the Company’s Chapter 11 strategy; risks and uncertainties associated with Chapter 11 proceedings generally; the negative impacts on the Company’s business as a result of filing for and operating under Chapter 11 protection; the time, terms and ability to confirm a Chapter 11 plan of reorganization for the Company; the adequacy of the capital resources of the Company’s businesses and the difficulty in forecasting the liquidity requirements of the operations of its business; the unpredictability of the Company’s financial results while in Chapter 11 proceedings; the Company’s ability to discharge claims in Chapter 11 proceedings; negotiations with the holders of the Company’s indebtedness and its trade creditors and other significant creditors; and risks associated with the Company’s ability to identify and consummate financing and strategic alternatives that yield additional value for shareholders. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the Securities and Exchange Commission. All information in this Current Report on Form 8-K is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PHARMACEUTICALS, INC.
Date: September 29, 2023	By:	/s/ Seth A. Tasker
Chief Executive Officer